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                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549


                                       FORM 8-K

                               Current Report Pursuant
                            to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


           Date of Report (Date of earliest event reported):  June 6, 1997


                            TRIANGLE PHARMACEUTICALS, INC.
                (Exact name of registrant as specified in its charter)


                                       DELAWARE
                    (State or other jurisdiction of incorporation)


                       000-21589                 56-1930728
              (Commission File Number)    (IRS Employer Identification No.)


       4 University Place, 4611 University Drive, Durham, North Carolina  27707
                (Address of principal executive offices)   (Zip Code)


                                    (919) 493-5980
                 (Registrant's telephone number, including area code)

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ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

    On June 6, 1997, Triangle Pharmaceuticals, Inc., a Delaware corporation (the "Company") closed a private placement of 2,000,000 newly issued shares of Common Stock (the "Shares") pursuant to a Common Stock Purchase Agreement, dated June 6, 1997 (the "Agreement"). The consideration received by the Company for the Shares was $30,000,000 in cash, or a price of $15.00 per share (a discount of approximately 15% off the average closing price of the Company's Common Stock over the 30 trading days prior to the date of the transaction). Net proceeds to the Company from the sale of the Shares were approximately $29,400,000.

    The shares were offered and sold to two non-U.S. entities (together, the "Regulation S Purchasers") and to one accredited investor (individually, the "Regulation D Purchaser" and together with the Regulation S Purchasers, the "Purchasers"). The Shares are restricted and may not be transferred or sold, except as permitted by the Agreement and pursuant to a registration of the Shares or an available exemption from registration.

    The Company was introduced to the Purchasers by George McFadden, one of the Company's directors. Mr. McFadden received a finder's fee of $500,000 in connection with the transaction.

    The offers and sales to the Regulation S Purchasers were made pursuant to a claim of exemption under Regulation S promulgated by the Securities and Exchange Commission (the "SEC") or, alternatively, under Section 4(2) of the Securities Act of 1933, as amended (the "Act"). The sale of the Shares to the Regulation S Purchasers was made in an "offshore transaction" (as defined in Regulation S) and no "directed selling efforts" (as defined in Regulation S) were made by the Company or any of its affiliates. Each of the Regulation S Purchasers represented and warranted, among other things, that they were not a "U.S. person" (as defined in Regulation S), that at the time the buy orders for the Shares were originated they were located outside the United States, and that neither the Regulation S Purchasers nor any of their affiliates had engaged in any "directed selling efforts" (as defined in Regulation S). Appropriate legends were affixed to the certificates for the Shares. In addition, the Company did not use any general advertisement or solicitation in connection with the offer or sale of the Shares to the Regulation S Purchasers and each of the Regulation S Purchasers represented and warranted that they were purchasing the shares for investment only and not with a view to distribution.

    The offer and sale to the Regulation D Purchaser was made pursuant to a claim of exemption under Regulation D promulgated by the SEC or, alternatively, under Section 4(2) of the Act. The Company did not use any general advertisement or solicitation in connection with the offer or sale of the Shares to the Regulation D Purchaser. The Regulation D Purchaser represented and warranted, among other things, that it was purchasing the Shares for investment only and not with a view to distribution and that it was an "accredited investor" (as defined in Regulation D). Appropriate legends were affixed to the certificate for the Shares.

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                                   SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     TRIANGLE PHARMACEUTICALS, INC.



                                     By:  /s/ James A. Klein, Jr.
                                          -------------------------------------
                                          James A. Klein, Jr.
                                          Chief Financial Officer and Treasurer


Date: June 18, 1997